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                         SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C. 20549

                                      FORM 8-A
                 FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                      PURSUANT TO SECTION 12(b) OR (g) OF THE
                          SECURITIES EXCHANGE ACT OF 1934

                             PDS FINANCIAL CORPORATION

                     MINNESOTA                         41-1695870
              (State of incorporation               (I.R.S. Employer
                  or organization)                  Identification No.)

                 6171 MCLEOD DRIVE
              LAS VEGAS, NEVADA 89120                      55113
      (Address of principal executive offices)         (Zip Code)

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. / /

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. / /

If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. / /

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. /X/

Securities Act registration statement file number to which this Form relates:
333-49199

Securities to be registered pursuant to Section 12(b) of the Act:  Not
Applicable

Securities to be registered pursuant to Section 12(g) of the Act:

                                  INVESTMENT UNIT

                   10% SENIOR SUBORDINATED NOTE DUE JULY 1, 2004

      WARRANT TO PURCHASE ONE SHARE OF COMMON STOCK, PAR VALUE $.01 PER SHARE
                                 (Title of classes)

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ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

     The description of the Investment Unit, 10% Senior Subordinated Note due July 1, 2004 and Warrant to purchase one share of Common Stock, $.01 par value, of PDS Financial Corporation (the "Registrant") to be registered hereunder is contained under the caption "Description of Units" in the Prospectus constituting a part of the Registration Statement on Form SB-2 filed by the Registrant with the Securities and Exchange Commission (the "Commission") on April 2, 1998 (File No. 333-49199), as amended by Amendment No. 1. to the Registration Statement on Form SB-2 filed by the Registrant with the Commission on April 14, 1998 (collectively, the "Registration Statement"), which description is incorporated herein by reference.

ITEM 2.   EXHIBITS

     1. Form of Indenture of Trust between the Registrant and First Trust National Association (incorporated by reference to Exhibit 4.5 to the Registrant's Registration Statement).

     2. Form of Note (included as Article Two to Exhibit No. 1) (incorporated by reference to Exhibit 4.6 to the Registrant's Registration Statement).

     3. Form of Warrant Agreement between the Registrant and Norwest Bank Minnesota, N.A. (incorporated by reference to Exhibit 4.7 to the Registrant's Registration Statement).

     4. Form of Warrant (included in Appendix A to Exhibit No. 3) (Incorporated by reference to Exhibit 4.8 to the Registrant's Registration Statement).


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                                     SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                        PDS FINANCIAL CORPORATION

                                        Date:  April 27, 1998



                                        By /s/ Johan P. Finley
                                           -------------------------------------
                                           Johan P. Finley
                                           President and Chief Executive Officer


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                             PDS FINANCIAL CORPORATION

                               FORM 8-A EXHIBIT INDEX


       EXHIBIT
        NUMBER                          DESCRIPTION
      -----------   -----------------------------------------------------------

          1 Form of Indenture of Trust between the Registrant and First Trust National Association (incorporated by reference to
                    Exhibit 4.5 to the Registrant's Registration Statement).

          2 Form of Note (included as Article Two to Exhibit No. 1) (incorporated by reference to Exhibit 4.6 to the Registrant's Registration Statement).

          3 Form of Warrant Agreement between the Registrant and Norwest Bank Minnesota, N.A. (incorporated by reference to Exhibit
                    4.7 to the Registrant's Registration Statement).

          4 Form of Warrant (included in Appendix A to Exhibit No. 3) (Incorporated by reference to Exhibit 4.8 to the Registrant's Registration Statement).


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